Exhibit 99.1

STARTEK Completes Acquisition of ACCENT Marketing Services

GREENWOOD VILLAGE, CO - June 1, 2015 - StarTek, Inc. ("STARTEK") (NYSE: SRT), a provider of business process outsourcing services, has completed the acquisition of Accent Marketing Services, L.L.C. (“ACCENT”) from MDC Partners.

Under the terms of the purchase agreement, STARTEK acquired ACCENT for a total consideration valued at $16.0 million, subject to customary post-closing adjustments. STARTEK financed the transaction through its new $50.0 million secured revolving credit facility with BMO Harris Bank. Combined with ACCENT, STARTEK will have more than 50 clients and 14,000 employees, with operations in five countries.

“ACCENT significantly adds to our client diversification with 18 clients operating across different industries,” said Chad Carlson, President and CEO of STARTEK. “ACCENT’s Customer Engagement Agency model and platform complements our Ideal Dialogue practice, significantly enhancing our solution set and commitment to results-driven analytics and insights for our clients. We are promptly integrating ACCENT to bring added solutions for current and new client relationships and to deliver value to our shareholders.”

ACCENT expects to generate approximately $67.0 million of revenue for the full year 2015. STARTEK management expects that post integration, the acquired business will be accretive to earnings and reflect a purchase price of approximately 3.5x EBITDA.

ACCENT is a business process outsourcing company providing contact center services and customer engagement solutions across six locations in the U.S. and Jamaica. ACCENT’s data-driven approach helps brands maximize their engagement with consumers and enables brands to influence behavior, all while generating a better return on investment across all customer touch points, including phone, online and social media channels.

For more information about ACCENT, please visit the company’s website at www.accentonline.com.

About STARTEK
STARTEK strives to be the most trusted BPO service provider delivering comprehensive contact center and customer engagement solutions. Our employees, whom we call Brand Warriors, are enabled and empowered to promote and protect our clients’ brands. For over 25 years, these Brand Warriors have been committed to making a positive impact for our clients’ business results, enhancing the customer experience while reducing costs for our clients. With the latest technology in the BPO industry and our STARTEK Advantage System, our Brand Warriors instill customer loyalty through a variety of multi-channel customer interactions, including voice, chat, email and IVR. Our service offerings include sales support, order processing, customer care and receivables management and customer analytics. For more information, please visit www.STARTEK.com.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause STARTEK's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility. In addition, factors related to our acquisition of ACCENT that may cause actual results to differ include our ability to integrate the organizations to recognize expected financial benefits and synergies and our ability to retain employees and customers of the acquired business. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company's Form 10-K for the year ended December 31, 2014 and the Company’s Form 10-Q for the quarter ended March 31, 2015 filed with the Securities and Exchange Commission, for further information on risks and uncertainties that could affect STARTEK's business, financial condition and results of operation.

Company Contact
Rosemary Hanratty
Vice President of Marketing
303-262-4144
Rosemary.Hanratty@STARTEK.com

Investor Relations
Liolios Group, Inc.
Cody Slach or Sean Mansouri
949-574-3860
Investor@STARTEK.com